UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland		20850-7464
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Human Genome Sciences, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on March 30, 2012. As of the close of business on the record date of March 23, 2012, there were 199,102,958 shares of common stock outstanding and entitled to vote. The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Allan Baxter, Ph.D.	138,301,192	925,174	34,743,553
Richard J. Danzig	137,867,472	1,358,894	34,743,553
Colin Goddard, Ph.D.	137,979,989	1,246,377	34,743,553
Maxine Gowen, Ph.D.	138,386,850	839,516	34,743,553
Tuan Ha-Ngoc	138,289,316	937,050	34,743,553
A. N. “Jerry” Karabelas, Ph.D.	137,996,774	1,229,592	34,743,553
John L. LaMattina, Ph.D.	137,997,527	1,228,839	34,743,553
Augustine Lawlor	137,989,548	1,236,818	34,743,553
George J. Morrow	138,366,387	859,979	34,743,553
Gregory Norden	138,369,595	856,771	34,743,553
H. Thomas Watkins	138,347,847	878,519	34,743,553
Robert C. Young, M.D.	138,362,932	863,434	34,743,553

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain
172,023,945	1,377,963	568,011

Proposal 3: Advisory vote on the compensation paid to the named executive officers.

For	Against	Abstain	Broker Non-Votes
119,180,229	19,766,162	279,975	34,743,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

By:	/S/ JAMES H. DAVIS, PH.D.
Name: James H. Davis, Ph.D.
Title: Executive Vice President, General Counsel and Secretary

Date: May 16, 2012